Exhibit 10.7

SUPPLEMENTAL AGREEMENT

SUPPLEMENTAL AGREEMENT, dated as of July 27, 2012 made by HD SUPPLY HOLDINGS, LLC, a Delaware limited liability company (the “Additional Pledgor”), in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Note Collateral Agent”) for the Secured Parties (as defined in the Collateral Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Collateral Agreement referred to below.

W I T N E S S E T H :

WHEREAS, HD Supply, Inc., a Delaware corporation (“the “Company”), the Subsidiary Guarantors from time to time party thereto, and Wilmington Trust, National Association, as indenture trustee (in such capacity, and together with any successors and assigns in such capacity, the “Trustee”) on behalf of the Holders (as defined in the Indenture) and as Note Collateral Agent, are parties to an Indenture, dated as of April 12, 2012 (as amended by that First Supplemental Indenture, dated as of April 12, 2012, and as the same may be further amended, amended and restated, waived, supplemented or otherwise, modified from time to time, the “Indenture”);

WHEREAS, in connection with the Indenture, the Company and certain of its Subsidiaries are, or are to become, parties to the Collateral Agreement, dated as of April 12, 2012 (as amended, supplemented, waived or otherwise modified from time to time, the “Collateral Agreement”), in favor of the Note Collateral Agent, for the benefit of the Secured Parties;

WHEREAS, the Indenture requires the Additional Pledgor to become a Pledgor under the Collateral Agreement with respect to Capital Stock of certain new Subsidiaries of the Additional Pledgor; and

WHEREAS, the Additional Pledgor has agreed to execute and deliver this Supplemental Agreement in order to become a Pledgor under the Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Collateral Agreement. By executing and delivering this Supplemental Agreement, the Additional Pledgor, as provided in subsection 9.15 of the Collateral Agreement, hereby becomes a Pledgor under the Collateral Agreement with respect to the shares of Capital Stock of each Subsidiary of the Additional Pledgor listed in Annex 1-A hereto, as an Issuer thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule 2 to the Collateral Agreement, and such Schedule 2 is hereby amended and modified to include such information.

2. GOVERNING LAW. THIS SUPPLEMENTAL AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the undersigned has caused this Supplemental Agreement to be duly executed and delivered as of the date first above written.

HD SUPPLY HOLDINGS, LLC

By:	/s/ Katherine A. Boelte
Name: Katherine Boelte
Title: VP, Treasurer

Acknowledged and Agreed to as of the date hereof by:

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Note Collateral Agent

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

Annex 1-A to

Supplemental Agreement

Supplement to

Collateral Agreement

Schedule 2

Pledged Stock

Pledgor	Issuer	Class of Stock or Interests	Par Value	Certificate No(s).	Number of Shares or Interests Pledged	% of All Issued Capital or Other Equity Interests of Issuer Pledged
HD Supply Holdings, LLC	Varsity AP Holding Corporation	Common	$.01	n/a	100,000,000	100%
	GCP Amerifile Coinvest Inc.	Common	$.001	n/a	1,000	100%
	Varsity AP Holdings LLC	Membership Interests	n/a	n/a	13,797,000	27%

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